Exhibit 99.1

Biodesix Anticipates Strong Preliminary Fourth Quarter 2020 Revenue (unaudited)

Record quarterly revenue driven by strength in COVID-19 testing and growth in lung diagnostic testing

Boulder, CO, January 8, 2021 - Biodesix, Inc. a leading data-driven diagnostic solutions company with a focus in lung disease, today announced that the company expects to report record fourth quarter 2020 preliminary unaudited revenue in a range of $25 million to $27 million. The strength in the fourth quarter 2020 was a result of growth in the company’s COVID-19 testing services, lung diagnostic testing, and biopharma services. The financial results included in this release pertaining to all interim periods are unaudited and the financial results as of and for the three-month period ended December 31, 2020 are preliminary unaudited information and subject to final review and adjustments.

Fourth Quarter 2020 and Recent Highlights

•	Generated record revenue of $25 million to $27 million for the three months ended December 31, 2020.
•

Completed initial public offering (IPO) that raised net proceeds of approximately $63 million after deducting offering costs, underwriting discounts and commissions, providing significant cash resources to fund the Company’s growth strategy and for working capital and general corporate purposes.

•

Initiated biomarker study to affirm Nodify XL2® test’s importance in clinical decision making (ALTITUDE). The first-in-class biomarker study is aligned with the recommendations from the official 2018 American Thoracic Society (ATS) policy statement on the early detection of lung cancer. Dr. Gerard A. Silvestri of Medical University of South Carolina named Principal Investigator.

•

Announced results of study showing the company’s proprietary blood collection device (BCD) collects, separates, and transports blood at ambient temperature to simplify specimen collection and transport while maintaining accuracy of diagnostic test results.

•	Partnered with Purdue University to support return to school COVID-19 testing for off campus students.

“We are pleased to see the growth in our lung diagnostic testing during the quarter even as healthcare practitioners and facilities were focused treating patients during the most recent surge of COVID-19 cases across the country,” stated Scott Hutton, Chief Executive Officer. “With our diverse suite of commercially available lung cancer nodule management and tumor profiling tests, as well as the broad array of assays that we perform on behalf of our biopharmaceutical partners, we are very well positioned to continue to drive growth in our base business in 2021.”

“The growth in our COVID-19 revenue reflects the value of our COVID-19 tests and our service capabilities to help a variety of customers across the country. While the country grapples with the uncertainty of the progression of the pandemic, we are pleased to offer the highly-accurate and rapid results that our customers require,” Mr. Hutton concluded.

Revenue

We preliminarily estimate our revenues for the three months ended December 31, 2020 to be approximately $25 million to $27 million as compared to $9.2 million for the three months ended September 30, 2020, an increase of 172% to 193%, and as compared to $8.3 million for the three months ended December 31, 2019, an increase of 201% to 225%. Diagnostic test revenue and services revenue comprised an estimated 93% to 94% and 7% to 6% of estimated total revenues, respectively, for the three months ending December 31, 2020 as compared to 93% and 7%, respectively, for the three months ending September 30, 2020. Lung diagnostic testing revenue comprised approximately $3.5 million to $4.0 million for the three months ending December 31, 2020, as compared to $3.0 million for the three months ending September 30, 2020, an increase of 17% to 33%, and compared to $4.6 million for the three months ending December 31, 2019, a decrease of 13% to 24%, as health care practitioners, including pulmonologists, were diverted to pandemic-related care in 2020. COVID-19 testing services revenue comprised approximately $20 million to $21 million for the three months ending December 31, 2020, as compared to $5.5 million for the three months ending September 30, 2020, an increase of 264% to 282%.

Liquidity

The Company continues to maintain a strong liquidity position, primarily as a result of our IPO generating net cash proceeds of approximately $63 million, with cash and cash equivalents of approximately $62 million as of December 31, 2020, which reflects a required pre-payment of approximately $7 million for three years of premiums for the company’s directors and officers (D&O) liability insurance coverage. We expect our current cash position to provide sufficient liquidity to meet our growth expectations, including our ability to meet our financial obligations for at least the next twelve months.

About Biodesix

Biodesix is a leading diagnostic company with a focus in lung disease. The company develops diagnostic tests addressing important clinical questions by combining multi-omics through the power of artificial intelligence. Biodesix is the first company to offer six non-invasive tests for patients with diseases of the lung. Biodesix launched the SARS-CoV-2 ddPCR™ test and the Platelia SARS-CoV-2 Total Ab in response to the global pandemic and virus that impacts the lung and causes COVID-19. The blood based Biodesix Lung Reflex® strategy for lung cancer patients integrates the GeneStrat® and VeriStrat® tests to support treatment decisions with results in 72 hours, expediting time to treatment. The blood based Nodify Lung™ nodule risk assessment testing strategy, consisting of the Nodify XL2® and the Nodify CDT™ tests, evaluates the risk of malignancy in incidental pulmonary nodules, enabling physicians to better triage patients to the most appropriate course of action. Biodesix also collaborates with many of the world’s leading biotechnology and pharmaceutical companies to solve complex diagnostic challenges in lung disease. For more information about Biodesix, visit biodesix.com.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,”

“expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on Biodesix and its operations, it’s possible or assumed future results of operations, including descriptions of its revenues, profitability, outlook and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Biodesix’s public filings with the Securities and Exchange Commission, including Biodesix’s final prospectus filed on October 29, 2020 under Rule 424(b)(4) in connection with the company’s initial public offering. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Media:

Jordona Jackson Smith for Biodesix

Jordona@jacksonbio.com

(805) 674-7347

Investors:

Jeremy Feffer

jeremy@lifesciadvisors.com

(212) 915-2568

3